Exhibit 10.2

MONTPELIER RE HOLDINGS LTD.

LONG-TERM INCENTIVE PLAN

[DATE]

RESTRICTED SHARE UNIT
AWARD AGREEMENT

This Award Agreement (the “Award Agreement”) is made and entered into as of [DATE] between Montpelier Re Holdings Ltd. (the “Company”) and [EMPLOYEE’S FULL NAME] (the “Participant”).

The Company hereby grants to the Participant an incentive award (the “Award”) on the terms and conditions as set forth in this Award Agreement and in the Montpelier 2007 Long-Term Incentive Plan (the “Plan”), as it may be amended from time to time.

In accordance with this grant, and as a condition thereto, the Company and the Participant agree as follows:

SECTION 1.  Restricted Share Units.  Participant is hereby eligible to receive [               ] Restricted Share Units (“RSUs”) at “target” for the four-year performance cycle beginning [DATE].  As soon as reasonably practicable following the Company’s announcement of its [DATE] annual results (the “Announcement Date”), the actual number of RSUs to be awarded shall be calculated with reference to the Company’s return on equity (“ROE”) during [DATE] (the “Performance Period”) and shall represent an award of RSUs of between 0% and 200% of such target RSUs; provided, that such number shall be adjusted by the Compensation and Nominating Committee (the “Committee”) in accordance with Section 11 of the Plan upon any of the events set forth therein.  The actual number of RSUs awarded to the Participant is further subject to adjustment in the discretion of the Company’s Chief Executive Officer and the Committee based upon the Participant’s performance during the Performance Period.

SECTION 2.  Nature of Award.  RSUs represent the opportunity to receive shares of Company common shares, $0.001666 par value per share (“Shares”), as are earned in accordance with Section 4 or Section 5 of this Award Agreement.

SECTION 3. Vesting.  Subject to the Participant remaining actively employed in good standing at the Announcement Date, twenty-five percent (25%) of the RSUs shall vest at midnight as of [DATE], and, subject to the Participant remaining actively employed in good standing though the applicable vesting date, the remaining RSUs shall vest in three (3) equal tranches at midnight as of [DATES], respectively (each of the three preceding dates, a “Vesting Date”).  Shares shall be issued by the Company to the Participant in satisfaction of the Award as soon as reasonably practicable following the Announcement Date and each subsequent Vesting Date, but in no event later than the last day of the calendar quarter in which the Announcement Date or the Vesting Date, as applicable, falls.

SECTION 4.  Termination of Employment.  Except as set forth in Section 5 below, and unless otherwise determined by the CN Committee:

(a)           if the Participant’s employment with the Company or one of its subsidiaries is terminated at any time following the Announcement Date and prior to [DATE]:

(i) for any reason other than termination by the Company or subsidiary for Cause, then all RSUs unvested at the date of termination shall be forfeited; or

(ii) by the Company or subsidiary for Cause, then all RSUs whether vested or unvested at the date of termination shall be forfeited.

(b)           if the Company or one of its subsidiaries provides the Participant with notice of its intent to terminate the Participant’s employment at any time following the Announcement Date and prior to [DATE], then all RSUs that are unvested at the date notice is given shall be forfeited, and the Participant shall cease vesting in RSUs for the duration of his or her employment.

(c)           if the Participant provides the Company or one of its subsidiaries with notice of his or her intent to terminate employment at any time following the Announcement Date and prior to [DATE], then all RSUs whether vested or unvested at the date notice is given shall be forfeited.

For purposes of the Plan and the Award Agreement, a transfer of employment from the Company to any subsidiary of the Company or vice versa, or from one subsidiary to another, shall not be considered a termination of employment.

SECTION 5. Change in Control.  Notwithstanding the provisions of Section 4 above, if within twenty-four (24) months following a Change in Control, the employment of the Participant with the Company or one of its subsidiaries is terminated:

(a)        (i) by the Company or subsidiary on account of a Termination without Cause or due to Company-mandated retirement, (ii) on account of death or Disability or (iii) by the Participant on account of a Constructive Termination, then upon such termination, all outstanding RSUs shall vest in full; provided, however, that in the event that the Change in Control occurs prior to the Announcement Date, the number of RSUs that shall be deemed to be outstanding for this purpose shall be equal to the greater of (x) the number of RSUs determined as set forth in Section 1 above, determined using the Company’s performance during the actual quarters completed in the Performance Period prior to the Change in Control, as determined by the Committee (which, for this purpose, shall mean the Committee comprised of members of the Board immediately prior to the Change in Control), and (y) the target number of RSUs.   Shares shall be issued to the Participant by the Company as soon as reasonably practicable after such termination but not later than March 15 of the year following the year of vesting;

(b)        by the Participant other than on account of a Constructive Termination, then all RSUs unvested at the date of termination shall be forfeited, and Shares with respect to any RSUs vested at the date of termination shall be issued to the Participant by the Company as soon as reasonably practicable after such termination but not later than March 15 of the year following the year of vesting; or

(c)        by the Company or subsidiary for Cause, then all RSUs whether vested or unvested at the date of termination shall be forfeited.

SECTION 6.  Tax Withholding.  The Participant may elect to satisfy any liability for withholding taxes with respect to the RSUs either (a) by having the Company withhold from the Shares the Participant would otherwise be entitled to receive pursuant to the RSUs a number of Shares having a Fair Market Value equal to such liability or (b) by making a cash payment to the Company equal to the amount of such liability; provided, however, that in the event that the Participant elects to make a cash payment, the Company reserves the right to retain the Shares until the Participant has delivered the full amount of such cash payment to the Company.

SECTION 7.  Rights As A Shareholder.  The Participant shall have no rights as shareholder with respect to any Shares underlying the Award until and unless the Participant’s name is entered in the Company’s Register of Members as the holder of such shares and a Share certificate is issued to the Participant upon payment with respect to the Award.

SECTION 8. Dividend Equivalents. To the extent dividends are paid on Shares during the Performance Period, the Participant shall be entitled to receive, within ninety (90) days following the Announcement Date, a cash payment equivalent to the cash dividends that would have been paid during the Performance Period on the number of Shares underlying the RSUs awarded pursuant to Section 2 above; provided, that the Participant remains actively employed and in good standing with the Company or one of its subsidiaries at the dividend equivalent payment date.  To the extent dividends are paid on Shares with respect to the period commencing on [DATE] and ending on [DATE], the Participant shall be entitled to receive within ninety (90) days following the respective payment dates of such dividends (subject to the Participant’s continued active employment and good standing with the Company or one of its subsidiaries at the relevant dividend equivalent payment date), a cash payment equivalent to the cash dividends paid on the number of Shares underlying the unvested RSUs awarded pursuant to Section 2 above on such dividend equivalent payment date.  Payments made pursuant to this Section 8 shall be in the form of ordinary compensation.

SECTION 9.  Transferability.  Pursuant to Section 14 of the Plan, the Participant may designate a beneficiary or beneficiaries to receive any payment to which he or she may be entitled in respect of Awards under the Plan in the event of his or her death on a form to be provided by the Committee.  Except as provided herein, the Participant may not sell, transfer, pledge, assign or otherwise alienate or hypothecate the RSUs, other than by his or her last Will and Testament or by the laws of descent and distribution.

SECTION 10.  Ratification of Actions.  By accepting the Award or other benefit under the Plan, the Participant and each person claiming under or through him or her shall be conclusively deemed to have indicated the Participant’s acceptance and ratification of, and consent to, any action taken under the Plan or the Award by the Company, the Board or the Committee.  All decisions or interpretations of the Company, the Board and the Committee upon any questions arising under the Plan and/or this Award Agreement shall be binding, conclusive and final on all parties.  In the event of any conflict between any provision of the Plan and this Award Agreement, the terms and provisions of the Plan shall control.

SECTION 11.  Notices.  Any notice hereunder to the Company shall be addressed to its office, Montpelier House, 94 Pitts Bay Road, Hamilton HM08, Bermuda; Attention: Corporate Secretary, and any notice hereunder to the Participant shall be addressed to him or her at the address specified in the Company’s records, subject to the right of either party to designate at any time hereafter in writing some other address.

SECTION 12.  Definitions.  Capitalized terms not otherwise defined herein shall have the meanings given them in the Plan.

SECTION 13.  Governing Law and Severability.  This Award Agreement will be governed by and construed in accordance with the laws of Bermuda, without regard to conflicts of law provisions.  In the event any provision of the Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Award Agreement, and the Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

SECTION 14.  No Rights to Continued Employment.  This Award Agreement is not a contract of employment.  Nothing in the Plan or in this Award Agreement shall interfere with or limit in any way the right of the Company or any subsidiary to terminate the Participant’s employment at any time, for any reason or no reason, or confer upon the Participant the right to continue in the employ of the Company or a subsidiary.

SECTION 15.  Counterparts. This Award Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be duly executed as of the date first written above.

MONTPELIER RE HOLDINGS LTD.

By:
	Name:	[NAME]
	Title:	[TITLE]

PARTICIPANT

By:
	Name:	[EMPLOYEE’S FULL NAME]
	Title:	[TITLE]